SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

               TIP Institutional Funds (formerly, The Solon Funds)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      same
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(1).

         1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         4)  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

         5)  Total fee paid:

             -------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             -------------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

         3)  Filing Party:

             -------------------------------------------------------------------

         4)  Date Filed:

             -------------------------------------------------------------------

SOLON SHORT DURATION GOVERNMENT FUNDS
1981 N. Broadway, Suite 325
Walnut Creek, CA 94596
510/988-7110

Dear Fellow Shareholder:

It is with great pleasure that Solon Asset Management, L.P., as adviser to The Solon Short Duration Government Funds, announces that it has entered into an agreement to sell its business and assets to Turner Investment Partners, Inc. of Berwyn, PA. As part of the transaction, The Solon Funds will become known as the TIP Institutional Funds.

We would like to stress that the management style, investment policy and performance which distinguished The Solon Funds will continue with the TIP Institutional Funds. James Midanek, Portfolio Manager for The Solon Funds, will continue to serve as Portfolio Manager for the TIP Institutional Funds. Turner has committed to continuing this pursuit of portfolio excellence and brings extensive marketing resources to the Funds.

We are very excited to become part of the Turner family. We feel this is a great business opportunity which is to the benefit of all our shareholders. We hope you agree and will take a moment to read the attached proxy regarding this transaction and return your vote.

For more specific information regarding the Transaction, please refer to page 2 of the enclosed "Shareholder Information" packet. For specific information regarding Turner Investment Partners, Inc., see page 3. For a description of fees of the TIP Institutional Funds, see page 4. Of course, please feel free to call us at 800/467-6566 with any questions.

Sincerely,

/s/ Cynthia J. Kunze
---------------------
Cynthia J. Kunze
Secretary
The Solon Funds
December 17, 1997